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                                    EXHIBIT 2

                    THIS AGREEMENT IS SUBJECT TO ARBITRATION
                     UNDER THE TEXAS GENERAL ARBITRATION ACT

                             SHARE OPTION AGREEMENT

    THIS SHARE OPTION AGREEMENT (this "Agreement") is made and entered into this 1st day of October, 2002, by and between CAP ROCK ENERGY CORPORATION (the "Company"), a Texas corporation, and ALFRED J. SCHWARTZ and ROBERT G. HOLMAN, Trustees (together with their successors, the "Trustees") of the CAP ROCK ENERGY CORPORATION SHAREHOLDERS' TRUST (the "Trust") dated of even date herewith.

                                   BACKGROUND

    A. The Trust is presently the owner of record of 346,958 shares of common stock, $.01 par value, of the Company and may, through stock splits or other means, hereafter acquire additional shares of the common stock, $.01 par value of the Company (collectively, the "Shares");

    B. The Trust desires to grant to the Company, and the Company desires to obtain from the Trust, the exclusive option to purchases all of the Shares upon and subject to the terms and conditions hereinafter set forth.

                              TERMS AND CONDITIONS

    In consideration of the sum of $10.00 in cash paid by the Company to the Trust, the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

    1. OPTION GRANT. The Trust hereby grants to the Company the right to purchase, at the option of the Company and on the terms and conditions hereinafter set forth (the "Option"), all of the Shares at the Option Price during the Option Term (as such terms are respectively defined in Sections 2 and 3 of this Agreement).

    2. OPTION PRICE. The purchase price (the "Option Price") for the Shares shall be the average of the Current Per Share Market Price (as such term is hereinafter defined) of the Shares for thirty (30) consecutive Trading Days (as such term is hereinafter

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defined) ending five Trading Days preceding the delivery of the Exercise
Notice (as such term is defined in Section 4 of this Agreement) by the Company to the Trustees, as adjusted pursuant to Section 9 of this Agreement. The "Current Per Share Market Price" means the closing price for each day which shall be the last sale price, regular way, or, in case no sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Shares are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last sales price, or if not so reported, then the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ or such other system then in use of, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares, which professional market maker shall be selected by the Trustees. The term "Trading Days" means a day on which the American Stock Exchange or other principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Texas are not authorized or obligated by law or executive order to close.

    3. OPTION TERM. The term of the Option (the "Option Term") shall commence on the date of this Agreement and shall continue until the earlier of (i) the date on which the Trust no longer owns any of the Shares; or (ii) the date of expiration of the Escheat Notice (as such term is defined in Section 5 of this Agreement). If upon expiration of the Option Term, the Company has failed to exercise the Option and properly purchase the Shares, the Option shall terminate.

    4. OPTION EXERCISE. The Option is exercisable in whole, but not in part (except that in the event not all of the shares escheat at one time, the option is exercisable as to those shares as they escheat), and may be exercised at any time during the Option Term by the Company delivering a written notice of such exercise (the "Exercise Notice") to the Trustees. The Trustees agree not to take, and will refrain from taking, any action during the Option Term which would have the effect of preventing or disabling the Trust from delivering the Shares to the Company upon exercise of the Option and otherwise performing its obligations under this Agreement.

    5. NOTIFICATION OF ESCHEAT. If the Trustees decide to allow any of the Shares to escheat to the State of Texas, before implementing that decision they shall provide notice of such decision to the Company (the "Escheat Notice") and the Company shall have a period of ten (10) business days from the delivery of each Escheat Notice to exercise the Option in accordance with the terms of this Agreement. Notwithstanding

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anything to the contrary herein contained, if the Company does not exercise the Option within the required time period, the Trustees may proceed to allow the Shares to escheat to the State of Texas.

    6. CLOSING. The consummation of the purchase and sale of the Shares (the "Closing") shall take place at the principal executive offices of the Company in Midland, Texas, at 10:00 a.m. (local time) on the tenth
(10th) business day after the date of the delivery of the Exercise Notice, or at such other place, time or date as the parties hereto shall mutually agree.

    7. PAYMENT AND DELIVERY OF CERTIFICATES. At the Closing, (i) the Company will pay to the Trust the Option Price for the Shares by delivery of a confirmed wire transfer of funds, bank cashier's check or other form of immediately available funds and (ii) the Trust will deliver or cause to be delivered to the Company a certificate or certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank.

    8. DISPOSITION LIMITATIONS. During the Option Term, the Trust agrees not to sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares to any person other than to the Company, an Affiliate of the Company (as such term is hereinafter defined) pursuant to this Agreement, the beneficial holders as they are located, or pursuant to a tender offer or other repurchase offer by the Company or an Affiliate of the Company. As used in this Agreement, the term "Affiliate of the Company" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, and a person shall be deemed to control another person (including the Company) if the controlling person is the beneficial owner (as defined in Rule 13d-3 under the Securities Act of 1934, as amended) of ten percent (10%) or more of any class of voting securities (or other voting interests) of the controlled person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled person, whether through ownership of securities, through serving as an officer or director, by contract or otherwise.

    9. ADJUSTMENTS. If, on or after the date of this Agreement, there shall occur any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company as a result of which shares of any class of stock or other securities shall be issued in respect of any of the Shares, or if any of the Shares shall be changed into the same or a different number of shares of the same or another class of stock or other securities, or upon any other acquisition of any securities of the Company in any other manner, and whether in compliance with the provisions of this Agreement or otherwise, any such shares or other securities shall, from and after their receipt or acquisition by the

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Trust, constitute additional Shares and shall be subject to the Option as if originally included thereunder.

    10. NOTICE DELIVERY REQUIREMENTS. All notices or other communications which are required or permitted hereunder shall be in writing and shall be delivered either personally or by telegram, telex, telecopy or similar facsimile means, by registered or certified mail (postage prepaid and return receipt requested), or by express courier or delivery service, addressed as follows:

                  If to the Company:

                  Cap Rock Energy Corporation
                  500 W. Wall Street
                  Suite 400
                  Midland, Texas 79701
                  Attention:  Mr. David W. Pruitt, President
                  Telecopy:  915-684-0333


                  If to the Trust:

                  Cap Rock Energy Corporation Shareholders' Trust
                  115 S. Travis Street
                  Sherman, Texas 75090
                  Attention:  Mr. Ronald W. Lyon
                  Telecopy:  903-868-2492

or at such other address and number as either party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telex, telecopy or other facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail.

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    11.  FURTHER ASSURANCES.  The parties hereto agree (i) to furnish upon request to each other such further information; (ii) to execute and deliver to each other such other documents; and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

    12. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

    13. ENTIRE AGREEMENT AND MODIFICATION. This Agreement is intended by the parties to this Agreement as a final expression of their agreement with respect to the subject matter hereof, and is intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement may not be modified, rescinded, or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions hereof (including this Section) shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

    14. LIMITATIONS ON ASSIGNMENTS. The Company shall not, during the term of this Agreement, assign, transfer or otherwise dispose of any of its rights hereunder to a person other than an Affiliate of the Company, without the prior written consent of the Trust. An Affiliate of the Company to whom any rights hereunder may have been transferred in accordance with this Agreement shall not, during the term of this Agreement, assign, transfer or otherwise dispose of any of its rights hereunder to a person other than the Company or another Affiliate of the Company, without the prior written consent of the Trust.

    15. PERSONS BOUND. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties to this Agreement, and their permitted successors and assigns, any legal or equitable right, remedy or claim

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under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other person or entity.

    16. SEVERANCE. In the event any court of competent jurisdiction shall hold any provision of this Agreement invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

    17. SECTION HEADINGS, CONSTRUCTION. The headings of articles and sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles and sections in this Agreement refer to the corresponding articles and sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words "herein," "hereof," "hereby," "hereinabove," "hereinbelow," "hereunder," and words of similar import, refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause or other subdivision hereof.

    18. CONSENT OR PERMISSION NOT TO BE UNREASONABLY WITHHELD. Except as otherwise expressly stated herein, whenever the consent or permission of a party hereto is required hereunder, such consent or permission shall not be unreasonably withheld or delayed.

    19. TIME OF ESSENCE. With regard to all time periods set forth or referred to in this Agreement, time is of the essence.

    20. GOVERNING LAW. THIS AGREEMENT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS. IN THE EVENT ANY CONTROVERSY ARISES OUT OF OR RELATES TO THIS AGREEMENT, THE TRUSTEES AND REPRESENTATIVES OF THE COMPANY SHALL FIRST MEET IN MIDLAND, TEXAS, AND ATTEMPT TO NEGOTIATE A RESOLUTION OF THEIR DISPUTE. IN THE EVENT SUCH NEGOTIATION SHALL FAIL TO RESOLVE ANY SUCH CONFLICT, THE PARTIES HEREBY AGREE TO SUBMIT TO ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS THEN CURRENT COMMERCIAL ARBITRATION RULES. ANY SUCH CONTROVERSY SHALL BE SUBMITTED IN DALLAS, TEXAS, TO A PANEL OF THREE (3) ARBITRATORS, ONE CHOSEN BY EACH PARTY AND THE THIRD UNDER THE AMERICAN ARBITRATION RULES. AT LEAST TWO (2) OF THE ARBITRATORS SHALL HAVE EXPERIENCE WITH SECURITIES. THE ARBITRATORS WILL HAVE NO AUTHORITY TO AWARD PUNITIVE OR OTHER DAMAGES NOT MEASURED BY THE PREVAILING PARTY'S ACTUAL DAMAGES AND MAY NOT, IN ANY EVENT, MAKE ANY RULING, FINDING, OR AWARD THAT DOES NOT CONFORM TO THE TERMS AND CONDITIONS OF THIS AGREEMENT. THE PARTIES SHALL FAITHFULLY

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OBSERVE THIS AGREEMENT AND SUCH RULES, AND WILL ABIDE BY AND PERFORM ANY
AWARD RENDERED BY THE ARBITRATORS, AND A JUDGMENT OF ANY COURT HAVING JURISDICTION MAY BE ENTERED ON THE AWARD. THE PROVISIONS OF THIS SECTION 20 ARE A MATERIAL INDUCEMENT FOR BOTH THE COMPANY AND THE TRUST ENTERING INTO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. THE COMPANY AND THE TRUST EACH HEREBY ACKNOWLEDGE THAT IT HAS REVIEWED THE PROVISIONS OF THIS
SECTION 20 WITH ITS INDEPENDENT LEGAL COUNSEL.

    21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

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                                   SIGNATURES

    To evidence the binding effect of the covenants and agreements described above, the Company (by its duly authorized officer) and the Trust (by the Trustees) have caused this Agreement to be executed and delivered as of, but not necessarily on, the date first written above.


                                       CAP ROCK ENERGY CORPORATION



                                       By: /s/ DAVID W. PRUITT
                                           -------------------------------------
                                           David W. Pruitt, President


                                       CAP ROCK ENERGY CORPORATION
                                       SHAREHOLDERS' TRUST



                                       /s/ ALFRED J. SCHWARTZ
                                       -----------------------------------------
                                       Alfred J. Schwartz, Trustee



                                       /s/ ROBERT G. HOLMAN
                                       -----------------------------------------
                                       Robert G. Holman, Trustee